                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         THE ROBERT MONDAVI CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                          [ROBERT MONDAVI LETTERHEAD]


                         THE ROBERT MONDAVI CORPORATION
                            7801 St. Helena Highway
                           Oakville, California 94562


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                         THE ROBERT MONDAVI CORPORATION
                          TO BE HELD NOVEMBER 2, 2001


To the Shareholders:

          The Annual Meeting of Shareholders of The Robert Mondavi Corporation (the "Company") will be held at the Napa Valley Marriott, 3425 Solano Avenue, Napa, California 94558, on Friday, November 2, 2001, at 10:00 a.m. local time, for the following purposes:

               1.  To elect three Class A Directors and six Class B Directors;

               2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2002 fiscal year;

               3. To approve amendments to the 1993 Non-Employee Directors' Stock Option Plan to authorize discretionary grants of options in addition to the non-discretionary grants now authorized, to extend the term of the plan by ten years to February 25, 2013, and to make certain technical changes to conform the plan with recent changes in the federal securities laws; and

               4. To transact such other business as may properly come before the meeting and any adjournment thereof.

          All of the above matters are more fully described in the accompanying Proxy Statement. Only shareholders of record at the close of business on September 14, 2001 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

                                         By Order of the Board of Directors


                                         /s/ Mike Beyer

                                         Mike Beyer, Secretary
Napa, California
September 28, 2001

    Immediately following the Annual Meeting of Shareholders is a reception and tasting at the Robert Mondavi Winery in Oakville, California.
          Please call (888) 766-4092 for information and reservations.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                         THE ROBERT MONDAVI CORPORATION
                             7801 ST. HELENA HIGHWAY
                           OAKVILLE, CALIFORNIA 94562

                      -------------------------------------

                                 PROXY STATEMENT

                      -------------------------------------


         Your proxy in the form enclosed is solicited by the Board of Directors of The Robert Mondavi Corporation (the "Company") for use in voting at the Annual Meeting of Shareholders to be held on Friday, November 2, 2001 at 10:00 a.m. local time, or at any adjournment thereof. The Annual Meeting will be held at the Napa Valley Marriott, 3425 Solano Avenue, Napa, California 94558. This Proxy Statement and the enclosed form of proxy, together with the Company's Annual Report for fiscal 2001, were first mailed to shareholders on or about September 28, 2001.

         The Company's principal executive offices are located at 7801 St. Helena Highway, Oakville, California 94562, and its telephone number is (707) 226-1395.

         The shares represented by those proxies received, properly dated and executed, and not revoked, will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by delivering to the Secretary of the Company at the Company's principal executive offices, no later than the start of the Annual Meeting, a written notice of revocation or a duly executed proxy relating to the same shares bearing a later date than the revoked proxy, or by attending the Annual Meeting and voting the shares covered by the proxy in person. All shares represented by proxies that are properly dated, executed and returned, and which have not been revoked, will be voted in accordance with the specifications on the enclosed proxy. If no such specifications are made, shares of Class A Common Stock will be voted FOR the election of the three nominees for Class A Directors listed in this Proxy Statement and FOR approval of proposal 2 and proposal 3 set forth in the Notice of Annual Meeting of Shareholders and described in this Proxy Statement. Similarly, if no specifications are made, shares of Class B Common Stock will be voted FOR the election of the six Class B Directors listed in this Proxy Statement and FOR approval of proposal 2 and proposal 3.

         The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such brokerage firms and nominees. In addition to the solicitation of proxies by mail, officers and regular employees of the Company may communicate with shareholders either in person or by telephone or facsimile for the purpose of soliciting such proxies; no additional compensation will be paid for such solicitation. The Company has retained Mellon Investor Services, at an estimated cost of $1,700, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         September 14, 2001 has been fixed as the record date for determining the holders of Class A Common Stock and the holders of Class B Common Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, the Company had outstanding 9,181,217 shares of Class A Common Stock and 6,855,717 shares of Class B Common Stock. Only holders of Class A Common Stock are entitled to vote in the election of Class A Directors. Only holders of Class B

Common Stock are entitled to vote in the election of Class B Directors. On all matters other than the election of directors, the holders of Class A Common Stock and the holders of Class B Common Stock vote together as a single class, with each Class A share entitled to one (1) vote, or a total of 9,181,217 Class A votes, and each Class B share entitled to ten (10) votes, or a total of 68,557,170 Class B votes.

         A majority of the outstanding shares of Class A Common Stock, represented in person or by proxy, will constitute a quorum for purposes of electing Class A Directors, and a majority of the outstanding shares of Class B Common Stock, represented in person or by proxy, will constitute a quorum for purposes of electing Class B Directors. On all other matters that may be presented at the meeting, the holders of shares entitled to cast a majority of the votes which could be voted thereon will constitute a quorum.

                              ELECTION OF DIRECTORS
                              (PROPOSAL 1 ON PROXY)

         The Company's Bylaws provide that the Board of Directors shall consist of not less than seven nor more than eleven directors. The Board of Directors, pursuant to the authority conferred on them by the Bylaws, have set the number of directors at nine, three of whom are to be elected by holders of the Company's Class A Common Stock and six of whom are to be elected by holders of the Class B Common Stock. Three Class A Directors and six Class B Directors, named below, have been nominated for election at the Annual Meeting. Each nominee is an incumbent director.

         Unless you request on your proxy card that voting of your proxy be withheld from any one or more of the following nominees for director, proxies of Class A Common Stock will be voted for the election of the three nominees for Class A Directors named below and proxies of Class B Common Stock will be voted for the election of the six nominees for Class B Directors named below. In the event any nominee named below becomes unavailable for election, the proxies in the form solicited will be voted for an alternative or alternatives designated by the present Board of Directors. Directors serve until the next Annual Meeting of Shareholders and until their successors are elected or chosen.

NOMINEES FOR CLASS A DIRECTORS

         Philip Greer, age 65, became a director of the Company in 1992. He is chairman of the Audit Committee. Mr. Greer is a Senior Managing Director of Weiss, Peck & Greer, L.L.C. ("WPG"), an investment company. He was a general partner of WPG's predecessor, Weiss, Peck & Greer, for over twenty-five years. Mr. Greer is also a director of Federal Express Corporation. He graduated from Princeton University and the Harvard Graduate School of Business.

         Frank E. Farella, age 72, has been a partner in the law firm of Farella, Braun & Martel since 1962. He has been a director of the Company since 1992. He is a graduate of San Francisco State University and Stanford University Law School.

         Bartlett R. Rhoades, age 63, became a director of the Company in 1989. He is chairman of the Compensation Committee and a member of the Audit Committee. Mr. Rhoades has been involved in the management of a number of "start up" companies. He is currently Chief Executive Officer, President and a director of Healthtrac, Inc., in Menlo Park, California. He graduated from Harvard College and the Harvard Graduate School of Business.

NOMINEES FOR CLASS B DIRECTORS

         Robert G. Mondavi, age 88, founded the Company in 1966 and is now Chairman Emeritus. He began making wine in California in 1937 and in 1943 his family purchased the Charles Krug winery in the Napa Valley where he served as General Manager until 1966. He has been inducted into Fortune Magazine's Business Hall of Fame. He is a member of the American Institute of Wine and Food, the American Wine Society and the Commanderie de Bordeaux. He graduated from Stanford University. Robert Mondavi is the father of Michael and Timothy Mondavi and Marcia Mondavi Borger.

         R. Michael Mondavi, age 58, is the Company's Chairman of the Board. He helped found the Robert Mondavi Winery with his father in 1966 and has been a member of the Board of Directors since that time. Michael Mondavi has served as Chairman of the Wine Institute and of the Napa Valley Vintners Association and as a director of the American Vineyard Foundation. Mr. Mondavi is a director of Premier Package and Label Corporation. He graduated from Santa Clara University.

         Marcia Mondavi Borger, age 54, has been a director of the Company since 1978. She has worked for the Company in various capacities since 1967. From 1982 to 1992, she was the Company's Vice President, Eastern Sales. She is a graduate of Santa Clara University.

         Timothy J. Mondavi, age 50, is the Company's Vice Chairman and Winegrower. He began working at the Robert Mondavi Winery in 1974 and has been a member of the Board of Directors since 1978. Timothy Mondavi is a member of the Napa Valley Wine Technical Group and has served as a director of the Wine Institute. He graduated from the University of California at Davis, where he studied viticulture and enology.

         Anthony Greener, age 61, joined the board in September 2000, and is a member of the Audit Committee and the Compensation Committee. He is the retired chairman of Diageo, a leading global consumer goods company formed in 1997 from the merger of Grand Metropolitan and Guinness. From 1987 until 1997 he was a member of the Board of Directors, and latterly Chairman and CEO, of Guinness.

         Gregory M. Evans, age 52, was appointed to the Board of Directors, and became the Company's President and Chief Executive Officer, in May 2001. He was the Chief Operating Officer from 1998 to 2001 and the Chief Financial Officer from 1983 to 1998. Mr. Evans graduated from the University of California at Berkeley and holds an M.B.A. degree from the Harvard Graduate School of Business.

RECOMMENDATION

         The Board of Directors recommends that Class A shareholders vote FOR re-election of the above-named Class A Directors and that Class B shareholders vote FOR re-election of the above-named Class B Directors.

VOTE REQUIRED

         The three nominees for Class A Directors and the six nominees for Class B Directors receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as Class A Directors and Class B Directors, respectively. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the Annual Meeting. In the absence of precedent to the contrary, the Company intends so to treat them.

OTHER EXECUTIVE OFFICERS

         The following are additional executive officers of the Company. All executive officers serve at the discretion of the Board of Directors, subject to the terms of any employment agreement.

         Peter Mattei, age 49, was appointed Senior Vice President, Group Production in July 2001. Prior to that he had been the Company's Senior Vice President, Production and Vineyards since 1991. Mr. Mattei holds a B.S. degree from the University of California at Davis and an M.B.A. degree from Stanford University.

         Michael K. Beyer, age 52, became the Company's Senior Vice President, General Counsel and Secretary in 1992. From 1976 to 1992, he was in private law practice in Silicon Valley and San Francisco. Mr. Beyer graduated from Harvard College and Boalt Hall School of Law of the University of California.

         Mitchell J. Clark, age 52, was appointed Senior Vice President USA Sales in July 2001. Mr. Clark began working for the Company in 1979 and became Senior Vice President, Sales in 1994. He is a graduate of San Diego State University.

         Martin C. Johnson, age 50, was appointed Senior Vice President, Group & Strategic Marketing in July 2001. Mr. Johnson joined the Company in 1992 and became Senior Vice President, Marketing in 1994. Prior to joining the Company, Mr. Johnson was Vice President, Marketing of Heublein Fine Wine Group. He is a graduate of Northern Arizona University.

         Steven R. Soderberg, age 41, was appointed Senior Vice President, IT and Logistics in July 2001. Mr. Soderberg joined the Company in January 1998 as Senior Vice President, Information Systems. Prior to joining the Company he was Director of Information Systems, responsible for both International Information Systems and Application Development, at Symantec Corporation. Mr. Soderberg is a graduate of Stanford University.

         Henry J. Salvo, Jr., age 52, was appointed Executive Vice President and Chief Financial Officer in July 2001. Mr. Salvo joined the company in July 2000 as Senior Vice President and Chief Financial Officer. Prior to joining the Company he was Vice President and Treasurer for The Clorox Company. Mr. Salvo graduated from the University of California at Berkeley and holds an M.B.A. degree from California State University Hayward.

         Gregory J. Brady., age 40, was appointed Senior Vice President, Joint Ventures and Arrowood in July 2001. He joined the Company in 1992 as Tax Manager and was appointed Vice President-Tax Manager in 1997. Prior to coming to the Company he was Senior Manager at Price Waterhouse. Mr. Brady is a graduate of University of San Francisco.

         Gayle Dargan, age 36, was appointed Senior Vice President, Robert Mondavi Brand in July 2001. She joined the Company in 1996 as the Brand Manager for Woodbridge Winery. Prior to joining the Company she was Brand Manager for Gatorade and Snapple products at The Quaker Oats Company. Ms. Dargan is a graduate of Yale University (BA) and has a graduate degree from Northwestern University (MBA).

         Dennis P. Joyce, age 39, was appointed Senior Vice President, Woodbridge Brand in July 2001. He joined the Company in 2001 as Vice President, Marketing for the Company's Lifestyle, Woodbridge and Robert Mondavi Coastal lines. From 1999 to 2000 he was Vice President, Marketing for PlanetRX.com, a leading Internet healthcare site. He also spent six years in brand management with

Johnson & Johnson. Mr. Joyce is a graduate of Georgetown University, received his MBA from the University of Michigan, and also studied at Oxford University.

         Russell Weis, age 38, was appointed Senior Vice President, International Business in July 2001. He joined the Company in 1993 as Export Manager, Asia Pacific. Prior to joining the Company he was International Brand Manager, California Wines for International Distillers and Vintners' North American Business Development unit. Mr. Weis is a graduate of Pacific Union College.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held four regular meetings and one special meeting during fiscal 2001. The Board of Directors has a Compensation Committee and an Audit Committee. Messrs. Rhoades and Greener compose the Compensation Committee. They and Mr. Greer sit on the Audit Committee. There is no Nominating Committee.

         The Compensation Committee adopts and administers compensation plans for executive officers of the Company, including the Company's Amended and Restated 1993 Equity Incentive Plan. The Compensation Committee held nine meetings in fiscal 2001.

         The Audit Committee selects the independent accountants for the Company (subject to ratification by the shareholders), reviews the scope and results of the annual audit, approves the services to be performed by the independent accountants, and reviews the independence of the accountants, the performance and fees of the independent accountants, and the effectiveness and adequacy of the system of financial reporting and internal accounting controls. The Audit Committee held five meetings during fiscal 2001.

         The Board of Directors has adopted a written charter for the Audit Committee. A copy of the written charter is appended to this proxy statement. The Board of Directors have determined that each member of the Audit Committee is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed with management the Company's audited financial statements for its fiscal year ended June 30, 2001. The committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The committee has reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed their independence with the independent accountants.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the Securities and Exchange Commission.

         The foregoing report is given by members of the Audit Committee, namely:

                                  Philip Greer
                                 Anthony Greener
                               Bartlett R. Rhoades

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information as of September 14, 2001 with respect to the beneficial ownership of the outstanding shares of Class A Common Stock and Class B Common Stock by (i) all persons known by the Company to own more than five percent of either class of the Company's Common Stock,
(ii) each director and director nominee and the executive officers named below under "Executive Compensation -- Summary Compensation Table", and (iii) all directors and executive officers as a group. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                      CLASS A COMMON STOCK                         CLASS B COMMON STOCK (1)
                                      -------------------------------------------------------    -------------------------------
                                                            SHARES THAT MAY BE ACQUIRED
                                         OUTSTANDING               WITHIN 60 DAYS           PERCENT       SHARES        PERCENT
                                           SHARES             BY EXERCISE OF OPTIONS OR        OF      BENEFICIALLY       OF
BENEFICIAL OWNER                     BENEFICIALLY OWNED     CONVERSION OF CLASS B SHARES    CLASS (2)     OWNED          CLASS
----------------                     ------------------     ----------------------------    ---------  ------------     -------
  Robert G. Mondavi                                  -               1,830,762   (3)           16.6     1,830,762           26.7
  R. Michael Mondavi                                 -               1,895,921   (4)           17.1     1,615,575   (7)     23.6
  Timothy J. Mondavi                                 -                 953,766   (5)            9.4       829,506   (8)     12.1
  Marcia Mondavi Borger                              -               1,762,120   (6)           16.1     1,736,220   (9)     25.3
  Dorothy R. Mondavi                               620                 220,261   (3)            2.3       220,261            3.2
  Fidelity  Management & Research Co.          999,900    (10)              -                  10.9            -               -
    One Federal St., Boston, MA 02109
  Capital  Research &  Management Co.          866,700    (10)              -                   9.4            -               -
    333 So. Hope St, Los Angeles, CA 90071
  Capital Guardian Trust Co.                   703,200    (10)              -                   7.7            -               -
    333 So. Hope St, Los Angeles, CA 90071
  Gregory M. Evans                               2,000                 170,705   (11)           1.8            -               -
  Mitchell J. Clark                                  -                  42,025   (11)             *            -               -
  Frank E. Farella                               1,500                  25,900   (11)             *            -               -
  Philip Greer                                   3,300                  28,400   (11)             *            -               -
  Bartlett R. Rhoades                            1,000                  25,900   (11)             *            -               -
  Anthony Greener                                    -                   3,797   (11)             *            -               -
  All executive officers and                     8,420               7,153,875   (12)          43.8     6,232,324  (13)     90.9
  directors as a group (19 persons)

------------
         *  Less than 1%

(1) 214,209 shares of Class B Common Stock held by Robert Mondavi Properties, Inc., a wholly-owned subsidiary of the Company, are not considered outstanding for purposes of these calculations.

(2) Under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a holder of Class B Common Stock is deemed to own beneficially the same number of shares of Class A Common Stock since the holder has the right, subject to the terms of the Stock Buy-Sell Agreement among the Company and the holders of the outstanding shares of Class B Common Stock, to convert his Class B Common Stock to Class A Common Stock. Pursuant to the same Rule, for purposes of calculating the percentage of the outstanding shares of Class A Common Stock owned by each named shareholder, the shares of Class A Common Stock which a holder of Class B Common Stock may acquire by conversion are considered outstanding only with respect to that holder. As a result, the stated percentages of ownership of the Class A Common Stock do not reflect the beneficial ownership of the Class A Common Stock which is actually outstanding as of September 14, 2001.

(3) Represents shares of Class A Common Stock which the holder has the right to acquire upon conversion of Class B Common Stock.

(4) Includes 1,615,575 shares of Class A Common Stock which the holder has the right to acquire upon conversion of Class B Common Stock and 280,346 shares of Class A Common Stock issuable pursuant to options exercisable within 60 days of September 14, 2001.

(5) Includes 829,506 shares of Class A Common Stock which the holder has the right to acquire upon conversion of Class B Common Stock and 124,260 shares of Class A Common Stock issuable pursuant to options exercisable within 60 days of September 14, 2001.

(6) Represents 1,736,220 shares of Class A Common Stock which the holder has the right to acquire upon conversion of Class B Common Stock and 25,900 shares of Class A Common Stock issuable pursuant to options exercisable within 60 days of September 14, 2001.

(7) Excludes 105,000 shares of Class B Common Stock held by irrevocable trusts for the benefit of Michael Mondavi's children. Mr. Mondavi disclaims the beneficial interest in such shares. Includes 365,999 shares of Class B Common Stock owned by or in trust for Isabel Mondavi, Michael Mondavi's wife.

(8) Excludes 447,808 shares of Class B Common Stock held by irrevocable trusts for the benefit of Timothy Mondavi's children.

(9) Excludes 154,930 shares of Class B Common Stock held by irrevocable trusts for the benefit of Ms. Borger's children. Ms. Borger is not the trustee of such trusts and has neither voting nor dispositive power with respect to such shares. Includes 109,750 shares of Class B Common Stock held in trusts for the benefit of Timothy Mondavi's children, for which Ms. Borger serves as trustee and with respect to which she disclaims beneficial ownership.

(10) Based on most recent available filings on Form 13G.

(11) Represents shares of Class A Common Stock issuable pursuant to outstanding options exercisable within 60 days of September 14, 2001.

(12) Includes an aggregate of 921,551 shares of Class A Common Stock issuable pursuant to outstanding options exercisable within 60 days of September 14, 2001.

(13) Excludes an aggregate of 623,393 shares of Class B Common Stock owned outright by or in trusts for members of the Robert Mondavi family not otherwise listed above.


AGREEMENT AMONG HOLDERS OF CLASS B COMMON STOCK

         The holders of the outstanding shares of Class B Common Stock and the Company are parties to a Stock Buy-Sell Agreement (the "Buy-Sell Agreement"). Pursuant to the Buy-Sell Agreement, no holder of shares of Class B Common Stock may, with limited exceptions, transfer Class B Common Stock or convert Class B Common Stock into Class A Common Stock without first offering such stock to the Company and then to the other parties to the Buy-Sell Agreement. The Buy-Sell Agreement applies to a broad range of transfers and dispositions other than (i) certain lifetime or testamentary transfers to issue of Robert and Marjorie Mondavi, (ii) transfers to or in trust for charitable institutions or (iii) certain other permitted transfers.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation received for services rendered to the Company in all capacities during the fiscal years ended June 30, 2001, 2000 and 1999, respectively, by (i) the Company's Chief Executive Officer and (ii) the Company's four other most highly compensated executive officers (together, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                                        -------------------------------------        -----------------------------------------
                                                                   (1) OTHER         # SECURITIES   (6) PAYOUTS       (7)
                                 YEAR                                ANNUAL           UNDERLYING     LONG-TERM     ALL OTHER
NAME AND PRINCIPAL POSITION     FISCAL    SALARY       BONUS      COMPENSATION         OPTIONS    INCENTIVE PLAN  COMPENSATION
    Robert G. Mondavi            2001   $ 450,000            $              $                                $            $
      Chairman Emeritus          2000     467,308            -              - (2)            -               -            -
                                 1999     450,000            -              - (2)            -               -            -

    R. Michael Mondavi           2001     537,307      205,200        108,741 (3)       47,003                       51,975
      Chairman of the Board      2000     415,385      300,000        109,288 (3)       17,503               -       50,077
                                 1999     400,000      110,000        106,935 (3)       39,802               -       35,700

    Timothy J. Mondavi           2001     440,383      195,500         69,228 (4)       23,336                       44,512
      Vice Chairman              2000     415,385      200,000         69,562 (4)        8,336                       43,077
                                 1999     400,000       55,000              - (2)       17,058               -       31,850

    Gregory M. Evans             2001     413,844      179,100              - (2)       30,000                       41,506
      President and              2000     337,500      404,000              - (2)            -               -       51,905
      Chief Executive Officer    1999     321,000       82,000         42,810 (5)       27,862               -       28,210

    Mitchell J. Clark            2001     305,848      116,400              - (2)       11,500                       29,557
      Sr. Vice President, USA    2000     247,108      258,323              - (2)            -               -       35,380
      Sales                      1999     200,000       55,000              - (2)       22,744               -       17,850


------------
(1) Includes perquisites, none of which individually exceeded 25% of total perquisites for the Named Executive Officer, except as noted.

(2) Individual perquisites do not exceed the lesser of $50,000 or 10% of salary and bonus.

(3)  Includes $94,500 in life insurance benefits.

(4)  Includes $55,995 in life insurance benefits.

(5) Includes $30,375 in life insurance benefits and $12,435 in automobile allowance.

(6) The Company has a deferred executive incentive compensation plan (the "E.I.C.P.") in which certain key officers participate. Under the E.I.C.P., the Compensation Committee of the Board of Directors may make annual awards of units to senior management plan participants. Each unit earns a percentage of plan income, based on the Company's pre-tax earnings as calculated on a FIFO basis, for a period of five years. The percentage of plan income earned varies from 0.01% to 0.014%. Unit earnings vest at the rate of 20% per year over the same five-year period. At the end of five years, a portion of the earnings is distributed to the participant and any balance is deferred and earns interest at the Company's average borrowing rate until distribution under the terms of the E.I.C.P. The last units awarded under the plan vested in fiscal 1998 and amounts distributed at that time to the named executive officers were reported here. No distributions from the E.I.C.P. were made to the named executive officers in fiscal 1999, 2000 or 2001. For units granted prior to fiscal 1989, up to 30% of the earnings were initially distributed to the participant. For units granted during and after fiscal 1989, the participant may elect in the year of grant to receive up to 100% of earnings in the initial distribution or to defer any portion of such amount. Upon termination of employment due to death, disability, retirement or involuntary termination without cause, the participant's units become fully vested and the participant is entitled to receive all earnings accumulated on units through the end of the fiscal year in which the termination occurs. Upon termination of employment for cause or certain voluntary terminations, the participant is entitled to receive all earnings accumulated on units through the end of the fiscal year prior to the year the termination occurs. The Company has the option to distribute plan balances over a ten-year period.

(7) Includes the Company's contribution on behalf of the Named Executive Officers to the Company's defined contribution retirement plan and supplemental executive retirement plan. Retirement plan contributions in fiscal 2001 were $51,975 for R. Michael Mondavi; $44,512 for Timothy J. Mondavi; $41,506 for Gregory M. Evans; and $29,557 for Mitchell J. Clark.

OPTION GRANTS

         The following table sets forth information with respect to options granted to the Named Executive Officers during the 2001 fiscal year. The options were granted at an exercise price equal to 100% of the fair market value of the Class A Common Stock at the date of grant and they vest at the rate of 1/60 per month over 60 months. The options expire ten years after the date of grant, or, if earlier, 180 days after termination of employment:

                      OPTION GRANTS IN LAST FISCAL YEAR (1)

                                                                                              POTENTIAL REALIZABLE VALUE
                                                                                              AT ASSUMED ANNUAL RATES OF
                                                                                               STOCK PRICE APPRECIATION
                                                 INDIVIDUAL GRANTS                               FOR OPTION TERM (2)
                             ---------------------------------------------------------------  ----------------------------
                              NUMBER OF       PERCENT OF
                              SECURITIES    TOTAL OPTIONS
                              UNDERLYING       GRANTED         EXERCISE OR
                               OPTIONS       TO EMPLOYEES      BASE PRICE        EXPIRATION
  NAME                         GRANTED      IN FISCAL YEAR       ($/SH)             DATE        5%             10%
  ----                        ----------    --------------     -----------      -----------    -----         -------
    Robert G. Mondavi              -               -                -                -             $ -           $ -
    R. Michael Mondavi          17,503             6.3          $32.438           7/26/10       357,057         904,853
                                29,500            10.6          $38.313           10/9/10       710,789       1,801,278
    Timothy J. Mondavi           8,336             3.0          $32.438           7/26/10       170,052         430,946
                                15,000             5.4          $38.313           10/9/10       361,418         915,904
    Gregory M. Evans            15,000             5.4          $38.313           10/9/10       361,418         915,904
                                15,000             5.4          $43.150           5/01/11       407,052       1,031,550
    Mitchell J. Clark           11,500             4.1          $38.313           10/9/10       277,087         702,193

----------
(1) All options in this table relate to shares of Class A Common Stock.

(2) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term (ten years). These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on the Company's future financial performance, overall market conditions and the optionee's continued employment during the prescribed vesting period.


OPTION EXERCISES AND YEAR-END VALUE OF UNEXERCISED OPTIONS

         The following table sets forth information regarding each exercise of stock options during the 2001 fiscal year by a Named Executive Officer and the number and value of unexercised stock options held by the Named Executive Officers at June 30, 2001:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES (1)

                                                      NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-MONEY
                            SHARES                  UNEXERCISED OPTIONS AT FISCAL YEAR END   OPTIONS AT FISCAL YEAR END (2)
                          ACQUIRED ON    VALUE      --------------------------------------   ------------------------------
     NAME                  EXERCISE     REALIZED ($)     EXERCISABLE     UNEXERCISABLE        EXERCISABLE     UNEXERCISABLE
     ----                 -----------   -----------      -----------     -------------        -----------     -------------
     Robert G. Mondavi            -          $    -               -                 -         $     -            $     -
     R. Michael Mondavi           -               -         269,899            86,906       3,456,271            687,034
     Timothy J. Mondavi           -               -         118,192            47,202       1,231,005            434,986
     Gregory M. Evans        77,000       2,550,594         159,307            74,055       3,254,217            522,752
     Mitchell J. Clark       53,284       1,557,534          33,590            47,037         172,311            402,622

-------------
    (1) All options in this table relate to shares of Class A Common Stock.

    (2) Represents the fair value of the underlying securities at fiscal year-end ($40.54 per share based on the NASDAQ closing price) minus the exercise price.


BOARD COMPENSATION

         Directors who are not employed by the Company are paid a $12,000 annual retainer, $1,000 for each Board meeting attended and $500 for each committee meeting attended. Non-employee directors are also reimbursed for expenses incurred in attending meetings. Upon election to the Board, each director is granted options to purchase that number of shares of Class A Common Stock equal to $150,000 divided by the closing price of the stock reported on NASDAQ on the date the director joins the Board. The Non-Employee Directors' Stock Option Plan also provides for additional annual grants to the outside directors of 2,000 options each year. A proposed amendment to the plan would, if approved by the shareholders, authorize the Board of Directors to award options to an individual director or directors as a financial incentive.

REPORT OF THE COMPENSATION COMMITTEE

General

         The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The Compensation Committee is composed entirely of directors who are not employees of the Company, and who are independent under applicable NASD rules.

         The objective of the Company's executive compensation program is to develop and maintain executive reward programs which (i) contribute to the enhancement of shareholder value, (ii) are competitive with the pay practices of other industry-leading companies and (iii) attract, motivate and retain key executives who are critical to the long-term success of the Company. As discussed in detail below, the Company's executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives, stock option grants and other stock-based awards under the Equity Plan and unit awards under the Company's Executive Incentive Compensation Plan (the "E.I.C.P."). These elements are designed to operate on an integrated basis and together comprise total compensation value.

         The Compensation Committee reviews executive compensation in light of the Company's performance during the fiscal year and compensation data at companies that are considered comparable. In reviewing the Company's performance during fiscal 2001, the Compensation Committee considered a variety of factors. Net revenues increased by 18.3% to $505.8 million in fiscal 2001 from $427.7 million in fiscal 2000. At the same time net income, excluding reorganization and other one-time charges, increased by 18.7% to $48.2 million in fiscal 2001 from $40.6 million in fiscal 2000. The Company also took significant steps to improve its return on capital and streamline the operations to increase profitability of its core brands In reviewing Company performance, the Compensation Committee considered these factors as a whole without assigning specific weights to particular factors.

Base Salary

         Base salary levels for the Company's executives are determined by the Compensation Committee based on factors such as individual performance (e.g. leadership, level of responsibility, management skills and industry activities), Company performance (as discussed above) and competitive pay practices. The base salary level for Mr. Robert Mondavi is established by his employment agreement described below.

         The Chief Executive Officer was R. Michael Mondavi from July 2000 to April 2001 and Gregory M. Evans from May to June 2001. Base compensation for each of them was reviewed by the Compensation Committee in the context of compensation packages awarded to senior executive officers at comparable companies selected by an outside compensation consultant. The companies included in the comparison are not the same as the companies included in the peer group index in the performance graph included elsewhere herein. The Compensation Committee believes that the Company's most direct competitors for executive talent in the San Francisco Bay Area are not necessarily the same companies to which the Company would be compared for stock performance purposes. The Chief Executive Officer's base salary was reviewed against the 75th percentile of the comparative data.

Annual Cash Incentives

         The annual cash incentive is designed to provide a short-term (one-year) incentive to executives, is based on the Company meeting certain predetermined levels of pre-tax operating income, and is allocated among the executives based on the Committee's assessment of the performance of each executive, following consultation with the Chief Executive Officer. In addition, cash incentive compensation may be granted by the Committee to certain executives based on their performance of individual goals established in advance by the Committee. These individual goals may include objective and subjective factors, such as leadership and management skills, successful acquisitions or financings and improved performance of assets. Annual cash incentives were awarded to the Named Executive Officers, as indicated in the above Summary Compensation Table, based on the Committee's evaluation of each Named Executive Officer's contribution to the Company's performance in fiscal 2001.

Stock Options

         Stock options are designed to provide long-term (ten-year) incentives and rewards tied to the price of the Company's Class A Common Stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Compensation Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The Compensation Committee has not established any target level of ownership of Company Class A Common Stock by the Company's executives. However, retention of shares of Company stock by executives is encouraged.

         On May 1, 2001, the Compensation Committee awarded 15,000 options to Mr. Evans at an exercise price of $43.15 per share. The options vest at the rate of 1/60 per month and expire ten years from the grant date.

E.I.C.P.

         Like the 1993 Equity Plan, the E.I.C.P. was designed to provide long-term (five-year) incentives and rewards tied to Company performance. Under the E.I.C.P., the Compensation Committee made annual awards of units to executive officers which earned a percentage of plan income based on the Company's pre-tax net income, as more fully described in footnote 9 to the Summary Compensation Table. The use of the E.I.C.P. as a regular element of compensation for executive officers was discontinued upon adoption of the 1993 Equity Plan and no awards have been made since that time. However, pursuant to the terms of the E.I.C.P., outstanding units will continue to accrue interest in future years.

IRC Section 162(m)

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1 million. Certain types of compensation, however, including "performance-based compensation," are disregarded for purposes of the deduction limitation. Awards of options and other stock-based incentives under the Equity Plan are intended by the Compensation Committee to qualify for the exclusion for performance-based compensation.

         The foregoing report is given by the members of the Compensation Committee, namely:

                     Anthony Greener     Bartlett R. Rhoades

PERFORMANCE GRAPH

         The line graph below compares the cumulative total return to holders of the Company's Common Stock in the period from June 30, 1996 to June 30, 2001, with the cumulative total return in the same period on (i) the NASDAQ Stock Market Index (U.S.) and (ii) a peer group index comprised of the following companies whose returns have been weighted based on market capitalization as of June 30, 2001: Chalone Wine Group, Ltd., Constellation Brands, Adolph Coors Company, Anheuser-Busch Companies, Inc., Brown-Forman Corporation and Beringer Wine Estates Holdings, Inc. (through October 2, 2000 when Beringer was delisted as a consequence of its acquisition by Foster's). The graph assumes an investment of $100.00 on June 30, 1996 in the Company and in the comparison indices. "Total return," for purposes of the graph, assumes reinvestment of all dividends.


                              [PERFORMANCE GRAPH]


         The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.


BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers, directors and greater-than-ten-percent beneficial owners are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2000 all filing requirements applicable to the Company's officers, directors and greater-than-ten-percent beneficial owners under Section 16(a) of the Exchange Act were complied with.

EMPLOYMENT AGREEMENT

         In February 1993, Robert Mondavi entered into an agreement with the Company which replaced his Personal Services Agreement executed in 1979. The current agreement provides for a fixed annual salary of up to $500,000.

CERTAIN TRANSACTIONS

         Frank Farella is a partner in the law firm of Farella, Braun & Martel which provides certain legal services to the Company. The Company also buys wine grapes from Mr. Farella at market prices pursuant to a written agreement. The Company paid Mr. Farella $199,000 for grapes during the fiscal year ended June 30, 2001.

         In November, 1998 Michael Mondavi bought approximately 18 plantable acres of land in Napa Valley from an unaffiliated third party. He has hired Robert Mondavi Winery to develop and farm the land as vineyards, for which he pays the winery a fee equal to $250 per plantable acre plus its costs of farm labor, materials and equipment. From time to time Mr. Mondavi may sell grapes from the vineyard to the Company at prevailing market prices.

         It is the Company's current policy that all transactions by the Company with its officers, directors, 5% shareholders and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are on terms no less favorable to the Company than could be obtained from unaffiliated parties and are reasonably expected to benefit the Company.


                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                              (PROPOSAL 2 ON PROXY)

         The firm of PricewaterhouseCoopers LLP has served as independent accountants for the Company since fiscal 1978 and has been appointed by the Audit Committee of the Board of Directors as the Company's independent accountants for the fiscal year 2002, subject to ratification by the shareholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be available at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if they wish.

AUDIT FEES

         PricewaterhouseCoopers LLP billed the Company an aggregate of $210,000 for its professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and its reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers LLP was not engaged to provide financial information system design and implementation services to the Company for the fiscal year ended June 30, 2001.

ALL OTHER FEES

         PricewaterhouseCoopers LLP billed the Company an aggregate of $252,000 for its services, other than those described in the two preceding items, for the fiscal year ended June 30, 2001.

         The Audit Committee has determined that Pricewaterhouse Coopers LLP's provision of the services described above is compatible with maintaining its independence.

RECOMMENDATION

         The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.


                           PROPOSED AMENDMENTS TO THE
                 1993 NON-EMPLOYEE DIRECTORS ' STOCK OPTION PLAN
                              (PROPOSAL 3 ON PROXY)

         Shareholders are asked to ratify amendments to the 1993 Non-Employee Directors' Stock Option Plan (the "Director Plan"), adopted by the Board of Directors on July 11, 2001, which authorize discretionary grants of options in addition to the non-discretionary grants now authorized by the plan, extend the term of the plan by ten years and make certain technical changes to conform the plan with recent changes in the federal securities laws. A copy of the Director Plan with all proposed amendments is appended to this Proxy Statement.

ORIGINAL PLAN TERMS

         At its adoption in February 1993 the Director Plan provided that each non-employee director, at the commencement of his service as director, would receive a non-discretionary, or automatic, award of options on shares of Class A Common Stock with a market value of $150,000 at the date of grant. A total of 100,000 such shares were at that time reserved for issuance pursuant to non-statutory options under the Director Plan. An additional 50,000 Class A Common Shares were reserved for issuance under the Director Plan with shareholder approval at the 2000 Annual Meeting.

         In 1995 the Director Plan was amended to provide for annual non-discretionary awards of 2,000 options per year to each non-employee director. Both types of non-discretionary award were designed to comply with the then applicable rules under Section 16(b)3 of the Securities Exchange Act of 1934. Those rules were later liberalized to permit discretionary awards to non-employee directors.

DISCRETIONARY AWARDS

         A discretionary award may be made, in the judgment of the Board of Directors, to provide an individual director or directors with additional incentives to further the interests of the Company and its shareholders. The exercise price of the options is fixed by the board, but in practice is typically the market value of the Class A Common Stock at the date of grant. The vesting period and other terms of the options may likewise be fixed by the Board of Directors.

         Subject to approval by the shareholders of the proposed amendment, the Board of Directors on July 11, 2001 awarded 2,500 options to Mr. Greer and 2,500 options to Mr. Greener. The options, which vest immediately, are exercisable at $41.07 per share, the closing price of the Class A Common Stock on NASDAQ on the date of grant. By terms of the award Messrs. Greer and Greener will each receive, at the same $41.07 exercise price, 2,500 additional options if the Company's return on invested capital (ROIC) for its fiscal year ended June 30, 2004 is 10.7% per annum or better; 2,500 additional options if that figure is 11.2% or better; and 2,500 additional options if that figure is 11.7% or better. The Board of Directors may from time to time make other discretionary awards of options to non-employee directors if the proposed amendment is approved by the shareholders.

EXTENSION OF TERM OF THE PLAN

         The Director Plan will, unless it is extended, expire on February 25, 2003. The proposed amendment extends the term of the plan by ten years to February 25, 2013. The amendment does not increase the number of shares of Class A Common Stock that may be issued under the plan.

OTHER TECHNICAL AMENDMENTS

         The proposed amendments also make technical changes to the Director Plan to conform with recent changes in the federal securities laws. In particular the amendments would allow a "cashless exercise" by which a director's broker in effect loans the director the exercise price of an option, which the director then repays from the sale proceeds of the shares he receives on exercise of the option.

         The Director Plan now allows an option granted to a non-employee director to be transferred only by the director's will, the laws of descent and distribution or pursuant to a qualified domestic relations order ("QDRO"). The proposed amendments would, in addition, allow a non-employee director to transfer an option by gift to members of his immediate family, a trust in which members of his immediate family hold more than 50% of the beneficial interest, or an entity in which members of his immediate family own more than 50% of the voting interest.

         Finally the Director Plan cannot now be amended more frequently than once every six months with respect to those provisions which relate to the amount, price and timing of grants, except where required to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. In addition, in its current form any amendment to the Director Plan requires shareholder approval if it would (i) increase the number of shares available for issuance under the Director Plan (ii) modify the requirements for eligibility under the Director Plan or (iii) modify the Director Plan in any other way that would require shareholder approval under Rule 16(b)3 of the Securities Exchange Act of 1934. The proposed amendments would allow the Director Plan to be amended more often than once every six months and would require shareholder approval of such amendments only when required by the Internal Revenue Code, applicable exchange listing rules, or federal, state and foreign securities law.

OTHER TERMS OF THE DIRECTOR PLAN

         The Director Plan is administered by the Board of Directors, who may delegate administration to a committee of two or more Board members. Options granted under the Director Plan are taxed as non-statutory options under federal income tax laws. Although the grant of a non-statutory stock option is generally not taxable to the optionee, upon exercise of the option the optionee will be taxed at ordinary income rates on the excess of the fair market value of the stock received over the option exercise price. The amount included in an individual's income as a result of the exercise of a non-statutory option will be treated as the individual's basis in the shares acquired, and any further gain or loss upon subsequent sale of the shares will be treated as long-term or short-term capital gain or loss as the case may be.

RECENT STOCK PRICE

         The closing price of the Class A Common Stock on September 14, 2001, as reported on the NASDAQ Stock Market, was $42.27 per share. A total of 106,729 options have been granted under the Director Plan, of which 2,624 options have been forfeited and 10,721 options have been exercised.

RECOMMENDATION

         The Board of Directors recommends that shareholders vote FOR ratification of the proposed amendments to the Director Plan. If this proposal is not approved, then the plan will remain in effect as previously adopted and amended.


                                  OTHER MATTERS

GENERAL

         The Board of Directors does not know of any business to be presented at the Annual Meeting other than the matters described above. If any other business should properly come before the meeting, it is the intention of the persons named in the proxies to vote in accordance with the recommendation of the Board of Directors. Discretionary authority for them to do so is contained in the proxy cards.

DEADLINE FOR SHAREHOLDER PROPOSALS

         Any shareholder proposal intended for presentation at the 2002 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices located at 7801 St. Helena Highway, Oakville, California 94562 by June 1, 2002 for inclusion in the Company's proxy materials related to that meeting.

         The Bylaws of the Company provide that in order for a shareholder to bring business before or propose director nominations at an Annual Meeting, the shareholder must give written notice to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the date of the Annual Meeting. The notice must contain specified information about the proposed business or each nominee and about the shareholder making the proposal or nomination. In the event that less than 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the date on which such notice of the Annual Meeting date was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs.


                                             By Order of the Board of Directors,

                                             /s/ Mike Beyer

                                             Mike Beyer
                                             Secretary

September 28, 2001

                                 Robert Mondavi
                             Audit Committee Charter

PURPOSE

         The purpose of the Audit Committee is to support the oversight function of the Board of Directors of the Company over the Company's processes for accounting; financial reporting; and monitoring compliance with laws, regulations and the Company's corporate code of conduct. The Audit Committee shall perform this function through the periodic review of the Company's processes for producing financial data and identifying and controlling key business, financial and other risks. The Audit Committee shall also review the adequacy of the Company's internal controls and the independence of its independent auditor.

MEMBERSHIP

         The Audit Committee shall consist of such number of members of the Board of Directors of the Company as shall be designated by the Board from time to time, but in no event shall the Committee consist of less than three members. All members of the Committee shall be competent to perform the responsibilities and duties of the Committee. All members of the Committee shall be able to read and understand fundamental financial statements and at least one member of the Committee shall have accounting or related financial management expertise as defined in the National Association of Securities Dealers (NASD) rules and regulations. The Chairperson of the Committee shall be selected by the Board of Directors. None of the members of the Committee shall be employed by the Company or any of its subsidiaries, nor shall any member of the Committee have been so employed within the three years preceding appointment to the Committee. In addition, each member of the Committee shall be independent of management of the Company, as defined by NASD rules and regulations, and shall be free from any relationship that, in the opinion of the Board of Directors of the Company, would interfere with the exercise of independent judgment by such Committee member. The Committee is expected to conduct meetings at least four times per fiscal year.

FUNCTIONS AND POWERS

         The Audit Committee shall:

         INDEPENDENT AUDITOR

         1. Recommend to the Board of Directors the firm to be employed as the Company's independent auditor, instruct the independent auditor that the Board of Directors is its client and review the proposed discharge of such firm;

         2. Review the independent auditor's compensation, the proposed terms of its engagement, and its independence;

         3. Receive annually a written statement from the independent auditor delineating all relationships between the independent auditor and the Company and assess the effect of any such relationships on such auditor's objectivity and independence;

         4. Engage in a dialogue with the independent auditor with regard to disclosed relationships or services and assess the effect of any such relationships or services on such auditor's objectivity and independence;

         5. Review the scope and results of each independent audit of the Company, the reports of the audit, any related management letter, and management's responses to recommendations made by the independent auditor in connection with the audit;

         6. Ensure that the independent auditor keeps the Committee informed about fraud, illegal acts, deficiencies in internal controls and certain other matters;

     FINANCIAL REPORTING

         7. Review the Company's quarterly and annual financial reports, including the Audit Committee Questionnaire, management's discussion and analysis, any certification, report, opinion, or review rendered by the independent auditor in connection therewith; and any communications required by professional standards between the independent auditor and the Audit Committee prior to the public release of such information;

         8. Consider major changes and other major questions of choice regarding the appropriate accounting principles and practices to be used in the preparation of the Company's financial statements;

         9. Ensure that the independent auditor brings areas that require judgement or the use of estimates to the Committee's attention;

         10. Review with financial management and the independent auditor their qualitative judgments about the appropriateness, not just acceptability, of accounting principles, estimates and financial disclosure practices used in the preparation of the Company's financial statements and other public reports;

         11. Consider management's handling of proposed audit adjustments identified by the independent auditor;

     INTERNAL CONTROL STRUCTURE

         12. Consider, in consultation with the Company's financial management and the independent auditor, the adequacy of the Company's internal controls;

     OTHER

         13. Review the effectiveness of the Company's system for monitoring compliance with laws and regulations, obtaining periodic updates from management and general counsel;

         14. Review the findings of any examinations by regulatory agencies;

         15. Review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements;

         16. Ensure significant findings and recommendations made by the independent auditor are addressed on a timely basis;

         17. Meet with the independent auditor in separate executive session;

         18. Serve as a channel of communication between the independent auditor and the Board of Directors;

         19. Inquire into any other financial matters not set forth above which the Committee in its judgment determines to be necessary, by either investigating such matter on its own, referring such matter to the Board of Directors or requesting management of the Company to conduct an appropriate investigation;

         20. Annually review this charter and revise it as conditions dictate;

         21. Report regularly to the Board of Directors on matters within the scope of the Committee as well as any special problems that merit the attention of the Board of Directors; and

         22. Perform such other duties as the Board of Directors may from time to time assign to it.

                         THE ROBERT MONDAVI CORPORATION
                 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                          Adopted on February 26, 1993
                  Approved by Shareholders on February 26, 1993
                    Amended and Restated on December 14, 1994
                      Amended and Restated on July 11, 2001

1.       PURPOSE

         (a) The purpose of the 1993 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of The Robert Mondavi Corporation (the "Company") who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

         (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.       ADMINISTRATION

         (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

         (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.       SHARES SUBJECT TO THE PLAN

         (a) Subject to the provisions of paragraph 11 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate one hundred and fifty thousand (150,000) shares of the Company's Class A Common Stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.       ELIGIBILITY

         Options shall be granted only to Non-Employee Directors of the Company.

5.       NON-DISCRETIONARY GRANTS

         (a) Upon the date of the approval of the Plan by the Board (the "Adoption Date"), each person who is then a Non-Employee Director shall be granted an option to purchase twelve thousand (12,000) shares of Class A Common Stock of the Company on the terms and conditions set forth herein.

         (b) After the Adoption Date and prior to the date of the Company's first underwritten registration of an offering of securities of the Company under the Securities Act of 1933, as amended (the "IPO"), each person who is elected for the first time to be a Non-Employee Director shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or shareholders of the Company, be granted an option to purchase twelve thousand (12,000) shares of Class A Common Stock of the Company on the terms and conditions set forth herein.

         (c) After the date of the Company's IPO, each person who is elected for the first time to be a Non-Employee Director shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or the shareholders of the Company, be granted an option to purchase that whole number of shares of the Company's Class A Common Stock closest to the number determined by dividing one hundred fifty thousand (150,000) by the closing price per share of the Company's Class A Common Stock as reported on the NASDAQ National Market System on the date each such Non-Employee Director is elected, on the terms and conditions set forth herein.

         (d) Each person serving as a Non-Employee Director on December 14, 1994 shall be granted: (i) an option to purchase three thousand (3,000) shares of Class A Common Stock of the Company on the terms and conditions set forth herein on the date of approval of the Plan, as amended and restated, by the Board; and
(ii) subsequent options on the terms and conditions set forth herein to purchase an additional two thousand five hundred (2,500) shares on the date of the 1995 Annual Meeting of Shareholders of the Company, two thousand (2,000) shares on the date of the 1996 Annual Meeting of Shareholders of the Company, and two thousand (2,000) shares on the date of each subsequent Annual Meeting of Shareholders of the Company; provided, however, that such person has provided continuous service as a Non-Employee Director to the Company since December 14, 1994 and until the applicable subsequent grant date.

         (e) Each person who is elected for the first time to be a Non-Employee Director on or after December 15, 1994 shall be granted, on the terms and conditions set forth herein: (i) on the date of the first Annual Meeting of Shareholders of the Company following such election, an option to purchase 5.48 shares of the Company's Class A Common Stock for each day of continuous service as a Non-Employee Director provided since such Non-Employee Director's initial election until (but not including) the date of such Annual Meeting (rounded to the next highest whole share); and (ii) on the date of each subsequent Annual Meeting of Shareholders of the Company thereafter, an option to purchase an additional two thousand (2,000) shares; provided, however, that such person has provided continuous service as a Non-Employee Director to the Company since his or her date of election and until the applicable subsequent grant date.

         (f) The exercise price per share of each option granted under this paragraph 5 of the Plan shall be equal to the fair market value of a share of Class A Common Stock on the date of grant, as determined by the Board or the Committee.

         (g) The shares covered by an option issued pursuant to this paragraph 5 shall become exercisable ("vest") as follows:

             (i) With respect to any option granted under the provisions of subparagraph 5(a), (b) or (c), in equal monthly installments of 1.667% of such shares over a period of five (5) years after the date the option is granted; and

            (ii) With respect to any option granted under the provisions of subparagraph 5(d) or (e), in equal monthly installments over a period of twelve
(12) months after the date the option is granted;

provided, however, that the optionee has during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company.

6.       DISCRETIONARY GRANTS

         (a) Non-Employee Directors may, at the discretion of the Board or the Committee, be granted options to purchase shares of the Company's Class A Common Stock in addition to the non-discretionary options granted under paragraph 5 of the Plan. The Board or the Committee shall have full authority to determine which Non-Employee Directors of the Company shall receive discretionary option grants pursuant to this paragraph 6, the time or times when such option grants shall be made and the number of shares subject to each grant.

         (b) The exercise price per share of each option granted under this paragraph 6 of the Plan shall be determined by the Board or the Committee in its discretion.

         (c) The shares covered by an option issued pursuant to this paragraph 6 shall become exercisable ("vest") in accordance with a schedule as determined by the Board or the Committee in its discretion.

7.       OPTION PROVISIONS

         Each option shall contain the following terms and conditions:

         (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires ten (10) years from the date of grant (the "Expiration Date"). If the optionee's service as a Non-Employee Director of the Company terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date one hundred eighty (180) days after the date of termination of such services; provided, however, that if such termination is due to the optionee's death or permanent disability, the option shall terminate on the earlier of (i) the Expiration Date or (ii) the date that occurs one hundred eighty (180) days after the optionee's "period of service" as a director would have ended under the Company's written policy (in effect as of the date the option is granted) regarding tenure of the members of the Company's Board of Directors had such director been able to complete the full period of service as a member of the Company's Board of Directors permitted under such policy. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such services under the provisions of subparagraphs 5(g) and 6(c).

         (b) Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than one hundred (100) shares; but when the number of shares being purchased upon an exercise is one hundred (100) or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:

             (i) Payment of the exercise price per share in cash at the time of exercise;

            (ii) Provided that at the time of the exercise the Company's Class A Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of Class A Common Stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Class A Common Stock shall be valued at fair market value (as determined in good faith by the Board) on the date preceding the date of exercise;

         (iii) Provided that at the time of the exercise the Company's Class A Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by cashless exercise methods which are permitted by law, including, without limitation, methods whereby a broker sells the shares to which the exercise relates or holds them as collateral for a margin loan, delivers the aggregate exercise price to the Company, and delivers the remaining proceeds to the optionee (and in connection therewith, the Company may establish a cashless exercise program including a program where the commissions on the sale of the shares to which the exercise relates are paid by the Company); or

         (iv) Payment by a combination of the methods of payment specified in subparagraphs 7(b)(i), 7(b)(ii) and 7(b)(iii) above.

         (c) An option may be transferred by will or by the laws of descent and distribution, and during the lifetime of the optionee, by gift and or pursuant to a domestic relations order to members of the optionee's Immediate Family to the extent and in the manner determined by the Board of the Committee. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the optionee's household (other than a tenant or employee), a trust in which these persons (or the optionee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than fifty percent (50%) of the voting interests. The optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

         (d) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 7(c), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and
(ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

         (e) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

         (f) The Company (or a representative of the underwriters) may, in connection with the filing of a registration statement of the Company filed under the Securities Act, require that any optionee not sell or otherwise transfer or dispose of any shares of common stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the

"Effective Date") of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters.

8.        COVENANTS OF THE COMPANY

         (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

9.       USE OF PROCEEDS FROM STOCK

         Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

10.      MISCELLANEOUS

         (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 7(c) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

         (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

         (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of Class A Common Stock, if any, as shall have been reserved for him pursuant to an option granted to him.

         (d) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

11.      ADJUSTMENTS UPON CHANGES IN STOCK

         (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

         (b) In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Class A Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then the time during which such option may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

12.      AMENDMENT OF THE PLAN

         (a) The Board at any time, and from time to time, may amend the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to options granted to residents therein.

         (b) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and
(ii) such person consents in writing.

13.      TERMINATION OR SUSPENSION OF THE PLAN

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on February 25, 2013. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

         (c) The Plan shall terminate upon the occurrence of any of the events described in subparagraph 11(b) above.

14.      EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE

         (a) The Plan, as amended and restated, shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.

         (b) Notwithstanding any other provision in the Plan to the contrary, no option granted under the Plan on or after December 14, 1994 shall be exercised or exercisable unless and until the condition of subparagraph 14(a) above has been met.

PROXY

                         THE ROBERT MONDAVI CORPORATION

                           CLASS A COMMON STOCK PROXY
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 2, 2001


         The undersigned hereby appoints Gregory M. Evans and Michael K. Beyer, or either of them, each with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of THE ROBERT MONDAVI CORPORATION to be held at the Napa Valley Marriott, 3425 Solano Avenue, Napa, California 94558 on Friday, November 2, 2001 at 10:00 a.m., and any adjournment thereof, and to vote the number of shares of the CLASS A COMMON STOCK OF THE ROBERT MONDAVI CORPORATION that the undersigned would be entitled to vote if personally present.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ROBERT MONDAVI CORPORATION. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AND FOR THE PROPOSED AMENDMENTS TO THE DIRECTOR STOCK OPTION PLAN. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission and by applicable state laws (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented).

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                                              Please
                                                              mark
                                                              your
                                                              votes as     X
                                                              indicated
                                                              in this
                                                              example




1. ELECTION OF DIRECTORS TO BE              FOR         WITHHOLD
   ELECTED BY HOLDERS OF CLASS A       the nominees    AUTHORITY
   COMMON STOCK, VOTING AS A CLASS        listed      to vote for
                                        (except as    the nominees
                                         marked to      listed:
                                       the contrary).
                                          / /            / /
NOMINEES: Frank E. Farella
          Philip Greer
          Bartlett R. Rhoades

To withhold authority to vote for an individual nonimee, write such nominee's name below





-----------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF     FOR   AGAINST   ABSTAIN
   PRICEWATERHOUSECOOPERS LLP AS
   INDEPENDENT ACCOUNTANTS FOR THE FISCAL    / /     / /       / /
   YEAR:

3. To approve amendments to the 1993         FOR   AGAINST   ABSTAIN
   Non-Employee Directors' Stock
   Option Plan to authorize                  / /     / /       / /
   discretionary grants of options
   in addition to the
   non-discretionary grants now
   authorized, to extend the term of
   the plan by ten years to February
   25, 2013, and to make certain
   technical changes to conform the
   plan with recent changes in the
   federal securities laws


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2 AND PROPOSAL 3 LISTED ABOVE.

                                                            YES     NO
                     I PLAN TO ATTEND THE MEETING           / /    / /


                     PROXY INSTRUCTIONS
                     1. Please sign exactly as the name or names appear on your stock certificates (as indicated hereon).
                     2. If the shares are issued in the name of two or more
                        persons, all of them must sign the proxy.
                     3. A proxy executed by a corporation must be signed in its name by an authorized officer.
                     4. Executors, administrators, trustees and partners should indicate their capacity when signing.

The undersigned acknowledges receipt of (a) the Notice of 2001 Annual Meeting of Shareholders, (b) the accompanying Proxy Statement and (c) Company's Annual Report pursuant to SEC Rule 14a-3 for the fiscal year ended June 30, 2001.

Signature(s)
            ___________________________________________________________________


Dated: ______________, 2001


                              FOLD AND DETACH HERE